Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM]

July 28, 2015

Builders FirstSource, Inc.

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

Re:	Builders FirstSource, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Builders FirstSource, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S–3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration statement on Form S-3 (Registration No. 333-203824) filed with the Commission on May 1, 2015, as amended by Pre-Effective Amendments No. 1 and No. 2 thereto and declared effective by the Commission on July 24, 2015 (such registration statement, as so amended, the “Prior Registration Statement”), pursuant to which the Company registered up to $115,000,000 of the Company’s common stock, and is being filed to register an additional amount of the Company’s common stock pursuant to Rule 462(b) under the Securities Act. The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules and Regulations”), of (a) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), having an aggregate gross sales price not to exceed $2,700,000 and (b) such indeterminate number of shares of Common Stock as may be issued as a result of stock splits, stock dividends or similar transactions, including such shares of Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of the offering (collectively, the “Indeterminate Securities”). The Common Stock and the Indeterminate Securities are collectively referred to herein as the “Offered Common Stock.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Builders FirstSource, Inc.

July 28, 2015

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the Prior Registration Statement;

(c) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware as of July 28, 2015 (the “Certificate of Incorporation”);

(d) the Amended and Restated By–Laws of the Company, as currently in effect and as certified by the Secretary of the Company; and

(e) copies of the actions by written consent of the board of directors of the Company (the “Board of Directors”), adopted on May 1, 2015 and July 28, 2015, relating to the Offered Common Stock and related matters, as certified by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) to the extent that are relevant, the Delaware constitution and judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Builders FirstSource, Inc.

July 28, 2015

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

With respect to any shares of any Offered Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Common Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or such other agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (iv) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 par value per share of Common Stock.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP